UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2010

KITE REALTY GROUP TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN		46204
(Address of principal executive offices)		(Zip Code)

(317) 577-5600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 7, 2010, Kite Realty Group Trust (the “Company”), as the sole general partner of Kite Realty Group, L.P., the Company’s majority-owned operating partnership (the “Partnership”), executed Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P. (the “Amendment”).  The Amendment designated and authorized the issuance of up to 2,990,000 of the Partnership’s 8.250% Series A Preferred Partnership Units, with a liquidation preference of $25.00 per Series A Preferred Partnership Unit (the “Series A Preferred Units”), to the Company as the general partner of the Partnership.  The Series A Preferred Units have economic terms that are substantially similar to the Company’s 8.250% Series A Cumulative Redeemable Perpetual Preferred Shares (liquidation preference $25.00 per share, par value $0.01 per share) (the “Series A Preferred Shares”).

The Series A Preferred Units will rank, with respect to rights to receive distributions and to participate in distributions or payments upon liquidation, dissolution or winding up of the Partnership, senior to the common units of limited partnership interest of the Company, on parity with other partnership units of the Partnership, the terms of which place them on parity with the Series A Preferred Units, and junior to all partnership units of the Partnership the terms of which specifically provide that such partnership units rank senior to the Series A Preferred Units.

A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Item 3.02.	Unregistered Sales of Equity Securities.

The Company consummated an offering of 2,600,000 Series A Preferred Shares on December 7, 2010 in an underwritten public offering (the “Series A Preferred Share Offering”). In connection with the closing of the Series A Preferred Share Offering, the Company contributed the net offering proceeds to the Partnership in exchange for 2,600,000 Series A Preferred Units. The issuance of the Series A Preferred Units by the Partnership to the Company is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company has filed Articles Supplementary classifying 2,990,000 of the Company’s authorized preferred shares as Series A Preferred Shares with the Maryland State Department of Assessments and Taxation (the “Articles Supplementary”). The Articles Supplementary became effective on December 7, 2010. A description of the material terms of the Series A Preferred Shares, as contained within the Articles Supplementary, is set forth below:

Issuer:	Kite Realty Group Trust

Security:	8.250% Series A Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest

Number of Shares Classified:	2,990,000

Maturity Date:	Perpetual

Liquidation Preference:	$25 per share plus accrued and unpaid dividends

Dividend:	8.250% per annum (or $2.0625 per share), accruing from December 7, 2010

Step-Up Dividend:
12.250% per annum (or $3.0625 per share) following a change of control if either the Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for the Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not listed on the NYSE or quoted on NASDAQ (or listed or quoted on a successor exchange or quotation system)

Dividend Payment Dates:	March 1, June 1, September 1 and December 1, beginning March 1, 2011

Optional Redemption:	On and after December 7, 2015, redeemable in whole or in part at a redemption price equal to $25 per share plus any accrued and unpaid dividends

Special Optional Redemption:
If at any time following a change of control either the Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for the Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not listed on the NYSE or quoted on NASDAQ (or listed or quoted on a successor exchange or quotation system), the Series A Preferred Shares are redeemable in whole but not in part, within 90 days after the first date on which both the change of control has occurred and either the Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for the Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not so listed or quoted, for cash at $25 per share, plus accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date.

The summary set forth above is qualified in its entirety by reference to the copy of the Articles Supplementary included as an exhibit to the Company’s Registration Statement on Form 8-A filed with the U.S. Securities and Exchange Commission on December 7, 2010.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Articles Supplementary designating Kite Realty Group Trust’s 8.250% Series A Cumulative Redeemable Perpetual Preferred Shares, liquidation preference $25.00 per share, par value $0.01 per share (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-A filed on December 7, 2010)
10.1*	Amendment No. 1 to Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P.

    * Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: December 13, 2010	By:	/s/ Daniel R. Sink

Daniel R. Sink
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles Supplementary designating Kite Realty Group Trust’s 8.250% Series A Cumulative Redeemable Perpetual Preferred Shares, liquidation preference $25.00 per share, par value $0.01 per share (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-A filed on December 7, 2010)
10.1*	Amendment No. 1 to Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P.

    * Filed herewith